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                                                                  EXHIBIT 10.2.5

                               STATEMENT OF WORK
                   BETWEEN IBM GLOBAL SERVICES AND LINUXCARE

1.0  OVERVIEW
-------------

This Statement of Work ("SOW") describes the agreement between IBM Global Services and Linuxcare, where Linuxcare will provide Level 3 support and fix distribution to IBM for Linux and Linux related products. This SOW is not a WA. This SOW is an attachment to the IBM Customer Agreement (ICA) signed on 10/18/99 by Linuxcare and 10/21/99 by IBM.

2.0  KEY DEFINITIONS
--------------------

     PROBLEM RESOLUTION involves taking the appropriate steps to resolve a request for assistance. This may include providing Error Corrections.

     ERROR CORRECTIONS shall mean circumventions, work-arounds, temporary or permanent source code fixes, fix distribution technical information, how-to assistance and other similar information.

     SEVERITY involves the impact the problem has on business operations.

     LEVEL 1 SUPPORT shall mean the services in response to a customer's initial notification of a suspected problem. These services include call-logging and validation, determination of whether a solution is contained in product information and a review of symptoms/solutions database for known resolutions.

     LEVEL 2 SUPPORT shall mean the services to a customer to attempt to reproduce and correct the suspected problem.

     LEVEL 3 SUPPORT shall mean services provided by Linuxcare engineers to resolve Problems.

     PROBLEMS shall mean requests for Problem Resolution that are determined to be, or are highly probable to be, the result of a design or manufacturing defect or the result of a complex interaction between the product and another product that cannot be resolved by IBM, and which requires product design engineering knowledge or expertise to isolate and effect a Problem Resolution.

     LINUX: Any distribution of the Linux operating system or other products supported by Linuxcare.

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3.0  PROJECT SCOPE
------------------

IBM plans to independently market and perform product support services for IBM customers using Linux. Under this SOW, in consideration for the payments described in Section 5.4, Linuxcare will provide IBM with certain technical assistance which will facilitate IBM's ability to provide such support services. IBM will be responsible for providing Level 1 and Level 2 support to the IBM customers in an attempt to resolve customer problems. Linuxcare will provide IBM access to certain Linuxcare technical databases, information and materials as described in Section 4.1 for IBM's use in providing such Level 1 and Level 2 support. Linuxcare also will be responsible for providing Level 3 support to IBM to isolate and resolve source code defects, resolve complex technical issues and provide fixes in furtherance of IBM's support services to IBM customers.

4.0  LINUXCARE RESPONSIBILITIES
-------------------------------

4.1  PRODUCT
------------

Provide to IBM for IBM's internal use only:

* Access to existing Linuxcare technical informational databases and technical informational archives.
* A complete listing of all components included in supported Linux and the scope of support for each of the components.

4.2  TECHNICAL ASSISTANCE
-------------------------

Linuxcare technical assistance responsibilities include:

* Accept and provide Problem Resolution to all IBM requests. This includes requests for technical assistance as well as code defect assistance, source code corrections and fix distribution.
* Work directly with IBM customers, when requested by IBM, to expedite Problem Resolution.
* Maintain Problem record documentation in an agreed to database that is accessible to both companies.
*    Update Problem records with a current status.

     *    Sev 1 - Update every 4 hours
     *    Sev 2 - Update daily
     *    Sev 3 - Update weekly
     *    Sev 4 - Update/Close with comment and provide in next release.

* Upon final Problem closure, provide a complete description of the Problem Resolution.
* Test all fixes to ensure defect is resolved and no system regression has occurred.
* Problems shall be considered closed when the Error Correction or corrective action resolves the outstanding issue or is mutually agreed to be a code restriction or "working as designed" issue, and when IBM, on behalf of the customer, conveys acceptance to Linuxcare.

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*    For the term of this SOW, Linuxcare shall make available to IBM customers
     Error Corrections for Linux as the Error Corrections are available, but in no event later than the general availability of such Error Corrections, and the following minimum service in accordance with the terms and conditions defined in this SOW:

     (1) Isolate all Problems in Linux and promptly provide Error Corrections to IBM in accordance with the following "time is of the essence" parameters:
          (a) for Problems that result in an emergency condition that cause critical impact to an IBM schedule or that make performance or continued performance of any feature or function impossible or impracticable by the end user ("Severity Level 1 Error"), Linuxcare shall provide a response within 4 hours and use best efforts to provide Error Corrections within 3 calendar days of the earlier of Linuxcare discovering the Problem or being informed of the Problem by IBM, IBM subsidiaries or end users who have entered into a support agreement with Linuxcare.
          (b) for Problems that significantly affect an IBM schedule, cause a minor security breach or which make the performance or continued performance of any feature or function difficult that cannot be circumvented or avoided on a temporary basis by the end user ("Severity Level 2 Error"), Linuxcare shall provide a response within 8 hours and use commercially reasonable efforts to provide Error Corrections within 10 calendar days of the earlier of Linuxcare discovering the Problem or being informed of the Problem by IBM, IBM subsidiaries or end users who have entered into a support agreement with Linuxcare.
          (c) for Problems that are not critical in that performance can be continued without difficulty or loss of data by easy circumvention or avoidance by the end user ("Severity Level 3 Error"), Linuxcare shall provide a response within 24 hours and use commercially reasonable efforts to provide Error Corrections within 15 days of the earlier of Linuxcare discovering the Problem being informed of the Problem by IBM, IBM subsidiaries or end users who have entered into a support agreement with Linuxcare.
          (d) for Problems that are minor which can be easily avoided or circumvented by the end user ("Severity Level 4 Error"), Linuxcare shall provide a response within 48 hours and use commercially reasonable efforts to provide Error Corrections in the next commercial release of the Deliverable.


SUMMARY CHART
-------------

Severity     Response to Initial   Time to Resolution *
             Contact

1            4 hours               24 Hours
2            8 Hours               10 Days
3            24 Hours              15 Days
4            48 Hours              30 Days


* From time of Linuxcare being informed of the Problem

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4.3  MANAGEMENT
---------------

Linuxcare management responsibilities include:

* Identify a management contact(s) to oversee the support and service responsibilities defined in this SOW.
* Work with IBM management to resolve issues related to the execution of this SOW.
* Participate in status meetings with IBM management on a mutually agreeable basis.
* Notify IBM management of pending changes or decisions that potentially may cause a negative impact to IBM's ability to deliver Linuxcare product support.

5.0  IBM RESPONSIBILITIES
-------------------------

5.1  PROBLEM MANAGEMENT TOOL
----------------------------

IBM will provide a WEB based tool that will be used for:

*    Requesting assistance from Linuxcare
*    Providing initial Problem information and severity
* Maintaining appropriate Problem documentation by both IBM and Linuxcare on such items as status, updates, priority, Problem descriptions, customer environment and all other pertinent information that is necessary to resolve customer problems

5.2   TECHNICAL ASSISTANCE
--------------------------

IBM will provide the following Level 1 and Level 2 technical assistance to IBM customers:

*    Provide initial customer contact and entitlement
* Create initial Problem record and ensure all appropriate information is recorded
* Establish proper priority/severity of Problem based on its impact to the customer
*    Search databases for known problems
* Assist customer with the installation of corrective service/fixes obtained by customer
* Attempt to determine if the error is due to improper installation of the Linuxcare product
* Attempt to determine if the suspected error is due to prerequisite or operationally related equipment or software
*    Attempt to recreate the Problem
*    Communicate solution or recommended action to the customer
* If no resolution and the Problem appears to be a newly discovered Code or documentation error, request assistance from Linuxcare for further analysis and documentation

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5.3  MANAGEMENT
---------------

IBM management responsibilities include:

* Identify a management contact(s) to oversee the support and service responsibilities defined in this SOW.
* Work with Linuxcare management to resolve issues related to the execution of this SOW.
* Participate in status meetings with Linuxcare management on a mutually agreeable basis.
* Notify Linuxcare management of pending changes or decisions that potentially may cause a negative impact to Linuxcare's ability to deliver Linuxcare product support.

5.4  COMPENSATION FOR SERVICES PROVIDED
---------------------------------------

Pricing for Linuxcare Support services will be based on an hourly charge of $180.00. This hourly rate will be calculated in 15 minute increments and billed monthly on net 30 terms. IBM agrees to commit to a minimum monthly usage of 27 hours. Unused hours may be carried forward to the following month until used.

5.5  YEAR 2000 SERVICES
-----------------------

This SOW does not address the capability of Linuxcare's systems to handle date data within and between the twentieth and twenty-first centuries. Linuxcare acknowledges that it is Linuxcare's responsibility to assess its current systems and take appropriate action to migrate to Year 2000 ready systems.

6.0  SUPPORT AVAILABILITY
-------------------------
Both companies shall be available to meet the responsibilities of this SOW on all hours seven (7) days a week.

Both companies shall be available via defined call out processes to meet the responsibilities of this SOW on all hours, seven (7) days a week.

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7.0  OWNERSHIP AND LICENSES
---------------------------

LINUXCARE AND IBM: ANY MATERIALS PROVIDED BY IBM OR LINUXCARE ARE PROVIDED ON AN
-----------------
"AS IS" BASIS WITHOUT WARRANTY OF ANY KIND INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.0  STATEMENT OF WORK PERFORMANCE PERIOD AND CHANGES
-----------------------------------------------------

This SOW will be valid from September 23, 1999 through September 23, 2000.

All change requests shall be submitted through e-mail to the Project Manager.

10.0 CONTACT INFORMATION
------------------------

IBM MANAGEMENT CONTACTS:  LINUXCARE MANAGEMENT CONTACTS:

Larry Bucklew                                     Fernand Sarrat
Business Executive, Remote Workstation Services   CEO
11400 Brunet Rd.                                  650 Townsend
Austin, TX 78758                                  San Francisco, CA 94103
(512) 823-5600                                    (415) 354-4878

Ross Mikosh                                       Renee Harwood
Linux Service and Support Consultant              Director, Technical Support
11400 Brunet Rd.                                  650 Townsend
Austin, TX 78758                                  San Francisco, CA 94103
(512) 823-5600                                    (415) 354-4878

11.0 SUPPORTED PRODUCTS
-----------------------

A list of supported products will be maintained by Linuxcare at URL: www.linuxcare.com/ibmdistsupport

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12.0 TERMINATION
----------------

After a period of twelve months from the date of execution of this SOW, either party shall have the right to terminate this SOW with or without cause upon sixty (60) days notice to the other party.

ACCEPTED AND AGREED TO:                  ACCEPTED AND AGREED TO:

     /s/ Thomas W. Phillips                   /s/ Larry W. Bucklew
By-----------------------------10/22/99  By-----------------------------10/22/99
Authorized Signature           Date      Authorized Signature           Date

Thomas W. Phillips                       Larry W. Bucklew
Printed Name                             Printed Name

VP WORLD WIDE SALES                      BUSINESS EXEC - IGS
Title & Organization                     Title & Organization

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